Exhibit 4.4


                                  NAVIDEC, INC.

                          COMMON STOCK PURCHASE OPTION

                                                                 105,000 Options

     THIS CERTIFIES THAT, for value received Joseph Charles & Associates as owner (the "Owner") of this Common Stock Purchase Option (the "Option"), is entitled at any time commencing on April 13, 1998 and before 5:00 p.m. Mountain Time on April 13, 2003 (the "Expiration Date"), to subscribe for, purchase and receive one fully paid and nonassessable share of common stock, no par value (an "Option Share"), of NAVIDEC, Inc. (the "Company"), for each one Option specified above, at the price of $3.50 per share (the "Exercise Price"), upon presentation and surrender of this Option, together with payment of the Exercise Price for the Option Shares to be purchased, to the Company at its principal office.

     Upon exercise of this Option, the form of Election to Purchase hereinafter provided must be duly executed, the Exercise Price must be paid in lawful money of the United States of America in cash, certified check, bank draft or wire transfer and the instructions for the registration of the Option Shares acquired by such exercise must be completed. If the rights represented hereby shall not be exercised at or before 5:00 p.m., Mountain Time on the Expiration Date, this Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     Subject to the terms contained herein, this Option may be assigned or exercised by the Owner in whole or in part by execution by the Owner of the form of Assignment or Election to Purchase, as appropriate, appearing on the reverse side hereof. The Owner may for a period of one year commencing on April 13, 1998, assign this Option in whole or in part only to principals of Joseph Charles & Associates. After April 13, 1999, the Owner may assign this Option only upon approval by the Company. If the assignment is in whole, the Company shall execute and deliver a new Option or Options of like tenor to this Option to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Option Shares purchasable hereunder; and if the assignment is in part, the Company shall execute and deliver to the appropriate assignee a new Option or Options of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Option Shares as shall be contemplated by any such assignment, and shall concurrently execute and deliver to the Owner a new Option of like tenor evidencing the right to purchase the remaining portion of Option Shares purchasable hereunder which has not been transferred to the assignee. In the event this Option is exercised in part only, the Company shall cause to be delivered to the Owner a new Option of like tenor evidencing the right to the Owner to purchase the number of Option Shares purchasable hereunder as to which this Option has not been exercised. No fractional shares will be issued upon exercise of this Option.

     In no event shall this Option (or the Option Shares issuable upon full or partial exercise hereof) be offered or sold except in conformity with all applicable state and federal securities laws.

     The Company may deem and treat the Owner hereof as the absolute owner of this Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and the Company shall be affected by any notice to the contrary. The Owner of the Option, as such, shall not have any rights of a shareholder of the Company, either at law or at equity, and the rights of the Owner, as such, are limited to those rights expressly provided in this Certificate.

     IN WITNESS WHEREOF, the Company has caused this Option to be signed by its duly authorized officers.

DATED: ________________                  NAVIDEC, Inc.

                                         By: ____________________________
                                             Ralph Armijo, President


[SEAL]                                   By: ____________________________
                                             Patrick Mawhinney, Treasurer

                                  NAVIDEC, INC.

                              ELECTION TO PURCHASE

     The undersigned hereby elects irrevocably to exercise the within Option and to purchase ________________ shares of Common Stock of NAVIDEC, Inc., and hereby makes payment of $_______________ (at the rate of ($____________) per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Option is exercised in accordance with the instructions given below.

Dated: ________________          Signature: ____________________________________


                     INSTRUCTIONS FOR REGISTRATION OF SHARES
Please insert Social Security or other identifying number of owner:_____________

Name ___________________________________________________________________________
                            (Print in Block Letters)

Address ________________________________________________________________________


                                   ASSIGNMENT

         FOR VALUE RECEIVED, _______________________________________ does hereby
sell,              assign             and             transfer              unto
_______________________________________________________________________________
Please  insert   Social   Security  or  other   identifying   number  of  owner:
_______________________

--------------------------------------------------------------------------------
  (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

the right to purchase _____________________ shares of Common Stock of NAVIDEC, Inc., evidenced by the within Option, and does hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer such right on the books of NAVIDEC, Inc., with full power of substitution in the premises.

Dated: ________________             Signature: _________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:


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THE  SIGNATURE(S)  SHOULD BE  GUARANTEED  BY AN ELIGIBLE  GUARANTOR  INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.